Exhibit 10.19

PREPARED BY

Liberty National Bank
Sandra L Everidge
503N. Hwy. 17-92
Longwood FL 32750

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT, made this 12th day of May, 2004 with an effective date of May 1, 2004 between CRYSTAL MAGIC, INC., a. Florida corporation, by Steven M. Rhodes, President, hereinafter referred to as the Borrower, and LIBERTY NATIONAL BANK, hereinafter referred to as the Lender.

The Promissory Note herein modified was given to secure a loan which was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

a.	When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b.
Lender of SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.

WITNESSETH:

WHEREAS, the Lender is the owner and holder of that certain $250,000.00 Note dated October 13, 2000 executed and delivered by the Borrower, payable interest only for the first three (3) mouths and thereafter in initial monthly installments of $4,452.00 beginning on the first day of the fourth (4th) month from the date of the Note and further modified by a Note Modification Agreement dated December 20, 2002 and effective November 1, 2002 and again further modified by a Note Modification Agreement dated November 25, 2003 and effective November 1, 2003; on which there is now owing the principal sum of $211,000.59,

WHEREAS, it is the mutual desire of the parties that the terms and conditions of said Note be modified.

NOW THEREFORE, in consideration of the foregoing and the payment of One Dollar ($ 1.00) in hand paid by the Borrower to the Lender and other good ‘and valuable consideration, the receipt whereof is hereby acknowledged, the terms and conditions of the Note are hereby modified as follows:

A.
A six month maturity based on a twenty (20) year amortization calculated from November 1, 2002. This modification is effective May 1, 2004 and due and payable on November 1, 2004. The interest paid to date of loan is April 9,2004. The Borrower shall pay the unpaid principal balance and accrued interest in monthly installments of $1,607.00 commencing on the 1st day of June, 2004 and continuing on the 1st day of each and every month thereafter until November 1, 2004, The interest rate shall be fixed at 6,25%. The total amount of principal and interest remaining on November 1, 2004 will be due and payable.

B.	The Borrower covenants and agrees to pay that unpaid principal and interest as above set forth and to comply with all of the terms, covenants and conditions of said Note as hereby modified.

C.	Borrower acknowledges, covenants and represents to the Lender that:

1.           all documents executed in connection with the loan evidenced the Note and Mortgage, and any future advance, are valid and binding and are enforceable m accordance with their terms;

2.           there are no defenses, set-offs, counter-claims, cross-actions or equities to or against the enforcement of the loan documents executed in connection with the loan; and

3.           no agreements, oral or otherwise, have been made by Lender to make any additional modifications, amendments or extensions note and loan documents.

D.	Except as modified herein, all of the terms and conditions of the Note dated October 13, 2000, shall remain in full force and effect.

E.
In the event that the Modified Note is not completely paid off at maturity, to include all principal and interest, on November 1, 2004, the original terms of the Original Note dated October 13, 2000 shall remain in full force and effect.

IN WITNESS WHEREOF, CRYSTAL MAGIC, INC., and Liberty National Bank have caused this Mortgage and Note Modification Agreement to be executed in their names and on their behalves and their corporate seals to be affixed by and through their respective duly authorized officers, Louise Long and Steven M. Rhodes have set forth their hands the day and year first above written.

Signed and sealed in the presence of:                                             CRYSTAL MAGIC, INC.

/s/ Stacy L. ColemanBy: Steven M. Rhodes, Its President

STATE OF FLORIDA
COUNTY OF SEMINOLE

Sworn to and subscribed before me this 12 day of May, 2004 by Steven M. Rhodes, the President and Secretary of Crystal Magic, Inc., a Florida Corporation, on behalf of the corporation, who provided a Florida Drivers License as identification.

NOTARY PUBLIC:  /s/ Stacy L. Coleman
My Commission Expires:  12/26/06

Signed and sealed in the presence of:                                                                Liberty National Bank:

/s/ Stacey L. Coleman                                                                                           By:  Louise Long, Its Vice President

STATE OF FLORIDA
COUNTY OF SEMINOLE

Sworn to and subscribed before me this 12 day of May, 2004 by Louise Long who is Sr. Vice Pres Liberty Nation Bank or has provided a Florida Driver’s License as identification

NOTARY PUBLIC:  /s/ Stacy L. Coleman
My Commission Expires:  12/26/06